Exhibit 10.17
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), effective as of May 3, 2023 (the “Effective Date”), is entered into by and among Acacia Research Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), and Robert Rasamny (“Executive”), on the following terms and conditions.

BACKGROUND

WHEREAS, the Company and Executive desire to enter into this Agreement, subject to the terms and conditions as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Company and Executive, intending to be legally bound, hereby agree as follows:

1.Position and Responsibilities. Beginning on May 9, 2023 (the “Start Date”), Executive shall be employed by the Company and serve as Chief Administrative Officer of the Company. Executive agrees that, at all times during his employment hereunder, Executive will be subject to and comply with the Company’s personnel rules, policies and procedures, including but not limited to the Company’s Insider Trading Policy (attached hereto as Exhibit A), Sexual Harassment Policy (attached hereto as Exhibit B), the Company’s Employee Handbook (which has been provided to Executive) and Executive Officer Stock Ownership Guidelines (attached hereto as Exhibit C), in each case, as may be modified from time to time. Executive will devote his full working time and efforts to the Company’s business to the exclusion of all other employment or active participation in other business interests, unless otherwise consented to in writing by the Company. This will not preclude Executive from (a) devoting time to personal and family endeavors or investments, (b) serving on community and civic boards, (c) participating in industry or trade associations, or (d) serving on a board of a public or private company that does not directly compete with the Company; provided, that (x) such activities do not materially interfere with Executive’s duties to the Company or create a conflict of interest, and (y) the Board of Directors of the Company (the “Board”) approves Executive’s service on any board of directors.

2.Compensation. For all services rendered by Executive pursuant to this Agreement following the Start Date, the Company will pay Executive, or will cause to be paid to Executive, subject to his adherence to all of the terms of this Agreement, and Executive will accept as full compensation hereunder, the following:

a.Salary. The Company will pay Executive, or cause Executive to be paid, a base salary (the “Base Salary”) at an annualized rate of $430,000. The Base Salary will be subject to tax withholding and permitted deductions, and will be payable bi-weekly in accordance with the normal payroll procedures of the Company. The Base Salary will be subject to an annual review by the Compensation Committee of the Board (the “Compensation Committee”). In the event of an adjustment to the Base Salary, the term “Base Salary” shall refer to the adjusted amount.

b.Annual Bonus. Executive will be eligible for annual cash incentive compensation (the “Annual Bonus”) with a target value ranging from 75-100% of Base Salary, the ultimate amount that is earned of which, if any, will be determined by the Board in accordance with annual performance objectives established by the Board on an annual basis. The Annual Bonus, if any, will be paid to Executive in the same manner and at the same time that other senior-level executives of the Company receive their annual cash bonus awards, as determined by the Board or the Compensation Committee, provided, Executive will have the option to receive all or a portion of his Annual Bonus in stock of the Company (Nasdaq: ACTG). In order to be eligible for an Annual Bonus, Executive must be employed by and in good standing with the Company on the date the Annual Bonus is paid. The Annual Bonus will be subject to tax withholdings and permitted deductions. Notwithstanding the foregoing, for the 2023 calendar year, the Annual Bonus will be pro-rated based on Executive’s Start Date; provided, that, subject to Executive remaining employed by and in good standing with the Company on the date the 2023 Annual Bonus is paid, Executive’s Annual Bonus will be no less than $246,667.

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c.Equity Grant. Executive will be eligible to receive equity award grants with a target annualized grant date fair value equal to $200,000, which grant will be subject to Compensation Committee approval and finalization a new equity incentive program.

d.Benefits and Perquisites. The Company will make or will cause to be made benefits available to Executive, including, but not limited to, vacation and holidays, sick leave, health insurance, bonus plans, and the like, to the extent and on the terms made available to other similarly situated senior executives of the Company. This provision does not alter the Company’s right to modify or eliminate any employee benefit and does not guarantee the continuation of any kind or level of benefits. All such benefits shall cease upon the termination of Executive’s employment under this Agreement.

e.Expenses; Travel. The Company will or will cause Executive to be reimbursed for all reasonable out-of-pocket business and travel expenses incurred in connection with the performance of Executive’s duties or professional activities on behalf of the Company in accordance with the Company’s reimbursement policies.

1.At-Will Employment; Termination of Employment. Executive acknowledges and agrees that employment with the Company is on an at-will basis and for an unspecified duration. Neither this Agreement nor any verbal representations will confer any right to continuing employment and Executive’s at-will employment status can only be changed in a written agreement signed by the Company’s Chief Executive Officer upon the approval of the Compensation Committee. Either Executive or the Company may terminate Executive’s employment for any reason upon thirty (30) days’ written notice; provided, however, that the Company, in its sole discretion, may waive Executive’s requirement to provide thirty (30) days’ written notice. For the duration of any such notice period, the Company may direct Executive to (a) transition some or all of Executive’s duties to other Company employees and/or to perform other or different duties as the Company deems appropriate in connection with the transition. (b) refrain from communicating with any of the Company’s employees, members, partners, principals, investors, potential investors, and counterparties, and/or refrain from entering the Company’s premises. For the avoidance of doubt, during any such notice period, the Executive will remain a Company employee and will continue to receive his base salary, participate in the Company’s health insurance plan, and be bound by the terms of this Agreement and the Company’s other policies, including the Insider Trading Policy. However, during any such notice period the Executive will not be entitled to receive other benefits and perquisites, including any discretionary bonus or any additional compensation whatsoever. For the avoidance of doubt, the Company may terminate Executive’s employment for cause immediately upon written notice. Executive is eligible to participate in the Company’s Amended and Restated Executive Severance Policy (as it may be amended or replaced from time to time, the “Severance Policy”); provided, that, notwithstanding any terms of the Severance Policy to the contrary, payments or benefits under the Severance Policy to which Executive may otherwise become entitled will become payable only if Executive executes and does not subsequently revoke a release of claims in a form acceptable to the Company.

2.Confidentiality.

a.Confidential Information. The Company and Executive recognize that Executive will acquire, have access to, or develop confidential and proprietary information relating to the Company’s business and the business of the Company’s affiliates. Such confidential and proprietary information is information that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (“Confidential Information”). Confidential Information may include, without limitation, the following: business plans, projections, planning and strategies, marketing plans, materials, pricing, programs and related data, product information, services, budgets, acquisition plans, the names or addresses of any employees, independent contractors or customers, licensing strategy, statistical data, financial information or arrangements, manuals, forms, techniques, know-how, trade secrets, software, any method or procedure of the Company’s business, whether developed by the Company or developed, or contributed to, by Executive during the course of Executive’s employment, or made available to Executive by the Company or any of the Company’s affiliates in the course of Executive’s employment, or any market development, research or expansion projects, business systems and procedures and other confidential business and proprietary information. Confidential Information may be contained in written materials, verbal communications, the unwritten knowledge of employees, or any other medium, such as on a smartphone, USB drive, laptop, cloud storage, or other means of electronic storage of information.

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b.Obligation of Confidentiality. Executive acknowledges and agrees that all Confidential Information constitutes special, unique and valuable assets of the Company, the disclosure of which would cause irreparable harm and substantial loss to the Company and its affiliates. In view of the foregoing, Executive agrees that at no time will Executive, directly or indirectly, and whether during or after his employment, use, reveal, disclose or make known any Confidential Information unless it is in the course of performing his job duties or with specific written authorization from or written direction by the Company. Executive further agrees that, immediately upon termination or expiration of his employment for any reason whatsoever, or at any time upon request by the Company, Executive will return to the Company all Confidential Information. In the event Executive is required by applicable law or legal process, or by any tribunal, state or federal court, administrative body or agency, by oral questions, subpoena, civil or criminal investigative demand, interrogatories, requests for information, or other similar process to disclose any Confidential Information, Executive agrees to provide the Company with prompt notice of such demand so that the Company may seek an appropriate protective order and/or waive compliance with such demand. Executive agrees to cooperate with the Company, at the Company’s expense, in seeking such protective order and, if a protective order is not obtained, Executive agrees he will disclose only the portion of Confidential Information required by such law, legal process or tribunal, state or federal court, administrative body or agency and will use commercially reasonable efforts to obtain confidential treatment of such disclosure. Executive understands that all documents (including written documents, electronic documents, computer records, facsimile and e-mail) and materials created, received or transmitted by Executive while employed by the Company or in connection with his work or using Company facilities are presumptively Company property and subject to inspection by the Company at any time.

c.Immunity under the Defend Trade Secrets Act. Executive acknowledges that pursuant to 18 U.S.C. § 1833(b), he shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Company trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands that nothing in this Agreement prevents him from reporting, in confidence, potential violations of law to relevant governmental authorities, to his attorney, or to a court.

d.Exceptions. Notwithstanding the foregoing, any restriction on Executive’s use, disclosure, or conveyance of Confidential Information will not apply to (i) any Confidential Information that enters the public domain through no fault of Executive’s or any person affiliated with Executive; (ii) any Confidential Information that Executive is required to disclose pursuant to applicable law or legal process, an order of a court of competent jurisdiction or a government agency having appropriate authority, in accordance with Section 4(b), solely to the extent necessary to comply with such order; and (iii) any use or disclosure, during the course of Executive’s employment hereunder of Confidential Information made necessary by the proper conduct of the business of the Company and consistent with the instructions of the Company. Nothing herein shall prohibit Executive from providing information in connection with: (a) any disclosure of information required by law or legal process in accordance with Section 4(b); (b) reporting possible violations of federal or state law or regulation to any governmental agency, commission or entity or self-regulatory organization (collectively “Government Agencies”) (c) filing a charge or complaint with Government Agencies; (d) making disclosures that are protected under the whistleblower provisions of federal or state law or regulation (collectively the “Whistleblower Statutes”); or (e) from responding to any inquiry from, or assisting in any inquiry, investigation or proceeding brought by Government Agencies in connection with (a) through (e).

3.Intellectual Property. Executive agrees that any and all discoveries, concepts, ideas, inventions, writings, plans, articles, devices, products, designs, treatments, structures, processes, methods, formulae, techniques and drawings, and improvements or modifications related to the foregoing that are in any way related to the Company’s patent portfolios or any other intellectual property owned by the Company or its affiliates, whether patentable, copyrightable or not, which are made, developed, created, contributed to, reduced to practice, or conceived by Executive, whether solely or jointly with others, in connection with Executive’s employment hereunder (collectively, the “Intellectual Property”) shall be and remain the exclusive property of the Company, and, to the extent applicable, a “work made for hire,” and the Company shall own all rights, title and interests thereto, including, without limitation, all rights under copyright, patent, trademark, statutory, common law and/or otherwise. By Executive’s execution of this Agreement, Executive hereby irrevocably and unconditionally assigns to the Company all right, title and interest in any such Intellectual Property. Executive further agrees to take all such steps and all further action as the Company may reasonably request to effectuate the foregoing, including, without limitation, the execution and delivery of such documents and applications as the Company may reasonably request to secure the rights to Intellectual Property

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worldwide by patent, copyright or otherwise to the Company or its successors and assigns. Executive further agrees promptly and fully to disclose any Intellectual Property to the officers of the Company and to deliver to such officers all papers, drawings, models, data and other material (collectively, the “Material”) relating to any Intellectual Property made, reduced to practice, developed, created or contributed to by Executive and, upon termination, or expiration of his or her employment with the Company, to turn over to the Company all such Material. Any intellectual property which was developed by Executive prior to the Effective Date, or which is developed by Executive during or after the termination of this Agreement and is not in any way related to any of the Company’s or any of its affiliates’ intellectual property, shall be owned by Executive.

4.Covenants.

a.Exclusive Service. During Executive’s employment, Executive agrees not to perform services for any other entity, group or individual if such service would conflict with or interfere in any way with the Company’s business interests, in either case, as reasonably determined by the Company.

b.Non-Solicitation. During Executive’s employment and for a period of 12 months after the termination of Executive’s employment for any reason, Executive agrees not to: (i) solicit for employment or engagement, hire, or engage any Restricted Person, (ii) pursue or otherwise solicit any Customer or Investment Opportunity of the Company or any of its affiliates, or (iii) induce, attempt to induce or knowingly encourage any Customer or Investment Opportunity of the Company or any of its affiliates to divert any business or income from the Company or any of its affiliates or to stop or negatively change the manner in which they are then doing business with the Company or any of its affiliates. The term “Restricted Person” means any person who is currently or was within the prior six months either employed by or engaged as an independent contractor by the Company or any of its affiliates. The term “Customer” means any individual or business firm that was or is a customer or client of, or one that was or is a party in an investor agreement with, or whose business was actively solicited by, the Company or any of its affiliates at any time, regardless of whether such customer was generated, in whole or in part, by Executive’s efforts. The term “Investment Opportunity” means any opportunity in which the Company or any of its affiliates or subsidiaries at any time sought to invest, regardless of whether such opportunity was generated, in whole or in part, by Executive’s efforts.

c.Return of the Company’s Property. Upon the termination of Executive’s employment in any manner, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, including all Confidential Information. Executive shall search for and delete all Confidential Information (other than the information that Executive may need to file tax returns or keep for financial records), including all Confidential Information, that may exist on Executive’s personal electronic devices such as a smartphone, laptop, tablet, personal computer, USB drive, or any other electronic storage device and, if requested by the Company, certify to the return of such Confidential Information (and the deletion of Confidential Information from Executive’s personal devices).

d.Cooperation. During the term of this Agreement and thereafter, Executive agrees to cooperate with the Company and its affiliates, agents, accountants and attorneys concerning any matter with which Executive was involved during Executive’s employment. Such cooperation will include, but not be limited to, providing information to, meeting with and reviewing documents provided by the Company and its affiliates, agents, accountants and attorneys during normal business hours or other mutually agreeable hours upon reasonable notice and being available for depositions and hearings, if necessary and upon reasonable notice. If Executive’s cooperation is required after the termination of Executive’s employment, the Company will reimburse Executive for any reasonable out of pocket expenses incurred in performing Executive’s obligations hereunder with the understanding the Executive is not being paid for testimony.

e.Non-Disparagement. During the term of this Agreement and thereafter, Executive shall not make any statements (whether written, electronic or oral) that disparage, denigrate, malign or criticize the Company or any of its affiliates, or any of their respective businesses, products, directors, officers or employees. Notwithstanding the foregoing, in no event shall the provisions of this Section 6(e) prohibit Executive from making truthful statements to the extent required by law or legal process.

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5.General Provisions.

a.Successors and Assigns. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity that at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption will relieve the Company of its respective obligations hereunder. As used in this Agreement, the “Company” means the Company, as the case may be, as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise. Executive is not entitled to assign any of Executive’s rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount is at such time payable to Executive hereunder, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee or, if there be no such designee, to Executive’s estate.

b.Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of Sections 4, 5 or 6 and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for injunctive relief without the need for an undertaking in order to enforce or prevent any violations of Sections 4, 5 or 6 of this Agreement outside of arbitration.

c.Severability and Reformation. The parties intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof and the remaining provisions remain in full force and effect. Moreover, any provision so affected shall be limited only to the extent necessary to bring the Agreement within the applicable requirements of law.

d.Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought and any and all legal proceedings to enforce this Agreement whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Manhattan, New York, the parties hereto hereby waiving any claim or defense that such forum is not convenient.

e.Arbitration of Disputes.

(i)Agreement to Arbitrate. The parties hereby agree that any and all disputes, claims or controversies arising out of or relating to this Agreement, the employment relationship between the parties, or the termination of the employment relationship, that are not resolved by their mutual agreement shall be resolved by final and binding arbitration by a neutral arbitrator. This agreement to arbitrate includes any claims that either the Company may have against Executive, or that Executive may have against the Company, and any of its affiliates or its or their officers, directors, employees, agents and representatives.

(ii)Covered Claims. The claims covered by this agreement to arbitrate include, but are not limited to, claims for: wrongful termination; breach of any contract or covenant, express or implied; breach of any duty owed to Executive by the Company or to the Company by Executive; personal, physical or emotional injury; fraud, misrepresentation, defamation, and any other tort claims; wages or other compensation due; penalties; benefits; reimbursement of expenses; discrimination or harassment, including but not limited to discrimination or harassment based on race, sex, color, pregnancy, religion, national origin, ancestry, age, marital status, physical disability, mental disability, medical condition, or sexual orientation; retaliation; violation of any local, state, or federal

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constitution, statute, ordinance or regulation (as originally enacted and as amended), including but not limited to Title VII of the Civil Rights Act of 1964, Age Discrimination in Employment Act of 1967, Americans With Disabilities Act, Fair Labor Standards Act, Executive Retirement Income Security Act, Immigration Reform and Control Act, Consolidated Omnibus Budget Reconciliation Act, Family and Medical Leave Act, California Fair Employment and Housing Act, California Family Rights Act, California Labor Code, California Civil Code, and the California Wage Orders or similar laws of other states. This Agreement shall not apply to any dispute if an agreement to arbitrate such dispute is prohibited by law.

(iii)Arbitration Process. The parties further agree that any arbitration shall be conducted before one neutral arbitrator selected by the parties and shall be conducted under the Employment Arbitration Rules of JAMS (“JAMS Rules”) then in effect. Executive may obtain a copy of the JAMS Rules by accessing the JAMS website at https://www.jamsadr.com, or by requesting a copy from the Chief Executive Officer. By signing this Agreement, Executive acknowledges that he or she has had an opportunity to review the JAMS Rules before signing this Agreement. The arbitration shall take place in Manhattan, New York. The arbitrator shall have the authority to order such discovery by way of deposition, interrogatory, document production, or otherwise, as the arbitrator considers necessary to a full and fair exploration of the issues in dispute, consistent with the expedited nature of arbitration. The arbitrator is authorized to award any remedy or relief available under applicable law that the arbitrator deems just and equitable, including any remedy or relief that would have been available to the parties had the matter been heard in a court. Nothing in this Agreement shall prohibit or limit the parties from seeking provisional remedies under California Code of Civil Procedure section 1281.8 or similar state and local laws, including, but not limited to, injunctive relief from a court of competent jurisdiction. The arbitrator shall have the authority to provide for the award of attorney’s fees and costs if such award is separately authorized by applicable law. Executive shall not be required to pay any cost or expense of the arbitration that she would not be required to pay if the matter had been heard in a court. The decision of the arbitrator shall be in writing and shall provide the reasons for the award unless the parties agree otherwise. The arbitrator shall not have the power to commit errors of law or legal reasoning and the award may be vacated or corrected on appeal to a court of competent jurisdiction for any such error.

(iv)Federal Arbitration Act. This agreement to arbitrate shall be enforceable under and subject to the Federal Arbitration Act, 9 U.S.C. Sections 1, et. seq.

f.Entire Agreement, Amendment and Waiver. This Agreement, together with its exhibits and the agreements referenced herein, contains the entire understanding and agreement between the parties and supersedes any other agreement between the Company and Executive, whether oral or in writing, with respect to the subject matter hereof. This Agreement may not be altered or amended, nor may any of its provisions be waived, except by a writing signed by both parties hereto or, in the case of an asserted waiver, by the party against whom the waiver is sought to be enforced. Waiver of any provision of this Agreement, or any breach thereof, shall not be deemed to be a waiver of any other provision or any subsequent alleged breach of this Agreement.

g.Clawback. Notwithstanding any other provision in this Agreement to the contrary, Executive will be subject to any policy the Company may implement or maintain at any time relating to recoupment or “clawback” of incentive compensation.

h.Survival and Counterparts. The provisions of Section 4 (Confidentiality), Section 5 (Intellectual Property), Section 6 (Covenants), and Section 7 (General Provisions) of this Agreement will survive the termination of this Agreement. This Agreement may be executed in counterparts, with the same effect as if both parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement supersedes any prior or other agreement governing the subject matter hereof.

i.Section 409A. To the extent (A) any payments to which the Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with the Executive’s termination of employment hereunder, constitute deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and (B) the Executive is deemed at the time of such termination of employment to be a “specified” employee under Section 409A, then such payment or payments shall not be made or commence until the earlier of (1) the expiration of the 6-month period measured from the date of the Executive’s “separation from service” (as such term is at the time defined in regulations under Section 409A) hereunder and (2) the date of the

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Executive’s death following such separation from service. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to the Executive or his beneficiary in one lump sum (without interest). To the extent that any provision of this Agreement is ambiguous as to its exemption or compliance with Section 409A, the provision will be read in such a manner so that (i) all payments hereunder are exempt from Section 409A to the maximum permissible extent and, (ii) for any payments where such construction is not tenable, so that those payments comply with Section 409A to the maximum permissible extent. Payments pursuant to this Agreement (or referenced in this Agreement), and each installment thereof, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the regulations under Section 409A. All references to termination of employment or similar terms shall be deemed to mean separation from service within the meaning of Section 409A to the extent necessary to comply with Section 409A. Notwithstanding anything to the contrary herein, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A: (x) the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive in any other calendar year, (y) the Company or its affiliates will reimburse the Executive for expenses for which the Executive is entitled to be reimbursed on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred or, if earlier, within 30 days after the Executive has substantiated the expense, and (z) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:
ACACIA RESEARCH CORPORATION

By:      Name: Martin D. McNulty, Jr.
Title: Chief Executive Officer

Executive:

Robert Rasamny

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EXHIBIT A

INSIDER TRADING POLICIES

See attached.

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EXHIBIT B

SEXUAL HARASSMENT POLICIES

See attached.

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EXHIBIT C

EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES

See attached.

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